UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: August 19, 2016

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)
115 Perimeter Center Place
Suite 700	30346
Atlanta, GA 30346
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)On August 19, 2016, the Board of Directors (the “Board”) of Cotiviti Holdings, Inc. (the “Company”) elected Mr. Ruben Jose King-Shaw Jr. to serve as a Class I director of the Company and also appointed Mr. King-Shaw to serve on the Audit Committee, effective August 19, 2016. Elizabeth Connolly Alexander, Class II director of the Company, who remains a director of the Company, will cease being a member of the Audit Committee, effective August 19, 2016.

The Board reviewed and discussed the qualifications of Mr. King-Shaw as a director nominee, and determined that he is an “independent director” in accordance with the New York Stock Exchange (“NYSE”) listing standards. The Board also determined that Mr. King-Shaw is an “independent director” under Rule 10A-3 of the Securities Exchange Act of 1934, as amended, he is financially literate as required by NYSE Rule 303A.07, and qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K.

Mr. King-Shaw will be compensated for his service as a director in the same manner as the Company’s other non-employee directors.

Mr. King-Shaw is not a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.
By:	/s/ JONATHAN OLEFSON
	Name:	Jonathan Olefson
	Title:	Senior Vice President, General Counsel and Secretary

Date: August 23, 2016